Exhibit (8)(cc)(ii)

                  FIRST AMENDMENT TO PARTICIPATION AGREEMENT

      This First AMENDMENT TO PARTICIPATION AGREEMENT dated as of October 30, 2009, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and JEFFERSON NATIONAL LIFE INSURANCE COMPANY.

                                  WITNESSETH:

      WHEREAS, the parties hereto have entered into a Participation Agreement dated as of April 7, 2009, (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance products; and

      WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this First Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedules B and C to the Participation Agreement with Schedules B and C attached to this First Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By: /s/ Heidi Stam
   ---------------
Name: Heidi Stam
     -------------
Title: Secretary
      ------------

THE VANGUARD GROUP, INC.

By: /s/ Michael A. Bray
   --------------------
Name: Michael A. Bray
     ------------------
Title: Principal
      -----------------

VANGUARD MARKETING CORPORATION

By: /s/ Heidi Stam
   ---------------
Name: Heidi Stam
     -----------
Title: Senior Vice President
      ---------------------

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By: /s/ Craig A. Hawley                     Attest: /s/ Joseph Vap
   --------------------                            ---------------
Name: Craig A. Hawley                       Name: Joseph Vap
     ------------------                          -----------------
Title: General Counsel                      Title: CFO
      -----------------                           ----------------

                                                                [CORPORATE SEAL]

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

                                   SCHEDULE B

                                   PORTFOLIOS

      The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) hereof:

            Total Bond Market Index Portfolio
            Short-Term Investment Grade Portfolio
            Balanced Portfolio
            Diversified Value Portfolio
            Equity Index Portfolio
            Small Company Growth Portfolio
            International Portfolio
            Total Stock Market Index Portfolio
            Capital Growth Portfolio
            Equity Income Portfolio
            High Yield Bond Portfolio
            Mid-Cap Index Portfolio
            REIT Index Portfolio
            Growth Portfolio

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

                                   SCHEDULE C

                           LARGE TRANSACTION AMOUNTS

                 Portfolio                       Large Transaction Amount
                 ---------                       ------------------------
        Total Bond Market Index Portfolio                $  400,000
        Short-Term Investment-Grade Portfolio               750,000
        Balanced Portfolio                                1,000,000
        Diversified Value Portfolio                       1,000,000
        Equity Index Portfolio                              500,000
        Small Company Growth Portfolio                    1,000,000
        International Portfolio                           1,000,000
        Total Stock Market Index Portfolio                  500,000
        Capital Growth Portfolio                            250,000
        Equity Income Portfolio                             500,000
        High Yield Bond Portfolio                           500,000
        Mid-Cap Index Portfolio                             100,000
        REIT Index Portfolio                                100,000
        Growth Portfolio                                    500,000

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